Exhibit 4.56

CONSENT AND AMENDMENT NO. 18 TO LOAN AND SECURITY AGREEMENT

CONSENT AND AMENDMENT NO. 18 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of  May 8, 2009 by and among Handy & Harman, a New York corporation (“Parent”), OMG, Inc., a Delaware corporation formerly known as Olympic Manufacturing Group, Inc. (“OMG”), Continental Industries, Inc., an Oklahoma corporation (“Continental”), Maryland Specialty Wire, Inc., a Delaware corporation (“Maryland Wire”), Handy & Harman Tube Company, Inc., a Delaware corporation (“H&H Tube”), Camdel Metals Corporation, a Delaware corporation (“Camdel”), Canfield Metal Coating Corporation, a Delaware corporation (“Canfield”), Micro-Tube Fabricators, Inc., a Delaware corporation (“Micro-Tube”), Indiana Tube Corporation, a Delaware corporation (“Indiana Tube”), Lucas-Milhaupt, Inc., a Wisconsin corporation (“Lucas”), Handy & Harman Electronic Materials Corporation, a Florida corporation (“H&H Electronic”), Sumco Inc., an Indiana corporation (“Sumco”), OMG Roofing, Inc., a Delaware corporation (“OMG Roofing”), OMNI Technologies Corporation of Danville, a New Hampshire corporation (“OMNI” and together with Parent, OMG, Continental, Maryland Wire, H&H Tube, Camdel, Canfield, Micro-Tube, Indiana Tube, Lucas, H&H Electronic, Sumco and OMG Roofing, each individually, a “Borrower” and collectively, “Borrowers”), Handy & Harman of Canada, Limited, an Ontario corporation (“H&H Canada”), ele Corporation, a California corporation (“ele”), Alloy Ring Service Inc., a Delaware corporation (“Alloy”), Daniel Radiator Corporation, a Texas corporation (“Daniel”), H&H Productions, Inc., a Delaware corporation (“H&H Productions”), Handy & Harman Automotive Group, Inc., a Delaware corporation (“H&H Auto”), Handy & Harman International, Ltd., a Delaware corporation (“H&H International”), Handy & Harman Peru, Inc., a Delaware corporation (“H&H Peru”), KJ-VMI Realty, Inc., a Delaware corporation (“KVR”), Pal-Rath Realty, Inc., a Delaware corporation (“Pal-Rath”), Platina Laboratories, Inc., a Delaware corporation (“Platina”), Sheffield Street Corporation, a Connecticut corporation (“Sheffield”), SWM, Inc., a Delaware corporation (“SWM”), Willing B Wire Corporation, a Delaware corporation (“Willing” and together with H&H Canada, ele, Alloy, Daniel, H&H Productions, H&H Auto, H&H International, H&H Peru, KVR, Pal-Rath, Platina, Sheffield and SWM, each individually an “Existing Guarantor” and collectively, “Existing Guarantors”), The 7 Orne Street Nominee Trust, a Massachusetts nominee trust (“Orne Street Trust”), The 28 Grant Street Nominee Trust, a Massachusetts nominee trust (“28 Grant Street Trust”), 20 Grant Street Nominee Trust, a Massachusetts nominee trust (“20 Grant Street Trust” and together with Orne Street Trust and 28 Grant Street Trust, each a “New Guarantor” and collectively, the “New Guarantors” and together with Existing Guarantors, each a “Guarantor” and collectively, “Guarantors”), Steel Partners II, L.P., a Delaware limited partnership, successor by assignment from Canpartners Investments IV, LLC, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, “Agent”), and the financial institutions party thereto as lenders (collectively, “Lenders”). Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Existing Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 31, 2004, by and among Agent, Lenders, Borrowers and Existing Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of October 29, 2004, Amendment No. 2 to Loan and Security Agreement, dated as of May 20, 2005, Amendment No. 3 and Waiver to Loan and Security Agreement, dated as of December 29, 2005, Consent and Amendment No. 4 to Loan and Security Agreement, dated as of January 24, 2006, Consent and Amendment No. 5 to Loan and Security Agreement, dated as of March 31, 2006, Amendment No. 6 to Loan and Security Agreement, dated as of July 18, 2006, Amendment No. 7 to Loan and Security Agreement, dated as of October 30, 2006, Amendment No. 8 and Waiver to Loan and Security Agreement, dated as of December 28, 2006, Consent and Amendment No. 9 to Loan and Security Agreement, dated as of December 28, 2006, Amendment No. 10 and Waiver to Loan and Security Agreement, dated as of March 29, 2007, Amendment No. 11 to Loan and Security Agreement, dated as of July 20, 2007, Amendment No. 12 to Loan and Security Agreement, dated as of September 10, 2007, Amendment No. 13 to Loan and Security Agreement, dated as of November 5, 2007, Amendment No. 14 to Loan and Security Agreement, dated as of February 14, 2008, Amendment No. 15  to Loan and Security Agreement, dated as of February 14, 2008, Amendment No. 16 dated as of  October 29, 2008 and Amendment No. 17 dated as of March 12, 2009 (as the same now exists or may hereafter be further amended, modified, supplemented, extended,  renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have now requested that Agent and Lenders consent to a certain Amendment No. 23 to the Working Capital Loan Agreement, substantially in the form attached hereto as Exhibit A (the “Working Capital Amendment No. 23”).

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement and the other Financing Agreements, and Agent and Lenders are willing to make such amendments, subject to terms and conditions set forth herein;

WHEREAS, by this Consent and Amendment No. 18 (this “Amendment”), Agent and Lenders desire and intend to evidence such consent and Agent, Lenders and Borrowers wish to effect such amendments:

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1.  Consent to Working Capital Loan Amendments.  Agent and the Lenders hereby consent to the execution, delivery and performance of Working Capital Amendment No. 23 by the Borrowers and Guarantors.

2.  Definitions.

(a) Additional Definitions.  As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

(i) “Consent and Amendment No. 18” shall mean Consent and Amendment No. 18 to Loan and Security Agreement, dated as of May 8, 2009, by and among Borrowers, Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Consent and Amendment No. 18 Effective Date” shall mean the first date on which all of the conditions precedent to the effectiveness of Consent and Amendment No. 18 shall have been satisfied or shall have been waived by Agent.

(iii) “Orne Street Trust” shall mean The 7 Orne Street Nominee Trust, a Massachusetts nominee trust, and its successors and assigns.

(iv) “20 Grant Street Trust” shall mean 20 Grant Street Nominee Trust, a Massachusetts nominee trust, and its successors and assigns.

(v) “28 Grant Street Trust” shall mean The 28 Grant Street Nominee Trust, a Massachusetts nominee trust, and its successors and assigns.

(vi) “Subsidiary Trusts” shall mean, collectively, Orne Street Trust, 28 Grant Street Trust and 20 Grant Street Trust; each referred to sometimes as a “Subsidiary Trust”.

(b) Amendments to Definitions.

(i) Collateral.  All references to the term “Collateral” in the Loan Agreement or any of the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the assets and properties of each Subsidiary Trust at any time subject to the security interest or lien of Agent, including the assets and properties described in Section 4 of this Amendment.

(ii) Guarantors.  Each reference to the term “Guarantor” or “Guarantors” in the Loan Agreement or any of the other Financing Agreements is hereby amended to include, in addition and not in limitation, each Subsidiary Trust.

(iii) Information Certificate.  All references to the term “Information Certificate” in the Loan Agreement or any of the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Information Certificates of the Subsidiary Trusts delivered in connection with this Amendment.

(iv) Mortgages.  The definition of “Mortgages” in Section 1.83 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.83  ‘Mortgages’ shall mean, individually and collectively, each of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated March 31, 2004, by Sumco in favor of Agent with respect to the Real Property and related assets of Sumco located in Indianapolis, Indiana; (b) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated March 31, 2004, by Camdel in favor of Agent with respect to the Real Property and related assets of Camdel located in Camden, Delaware; (c) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated March 31, 2004, by Indiana Tube in favor of Agent with respect to the Real Property and related assets of Indiana Tube located in Evansville, Indiana; (d) the Open-End Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated March 31, 2004, by Parent in favor of Agent with respect to the Real Property and related assets of Parent located in Fairfield Connecticut; (e) the Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated March 31, 2004, by Canfield in favor of Agent with respect to the Real Property and related assets of Canfield located in Canfield, Ohio; (f) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated March 31, 2004, by Lucas in favor of Agent with respect to the Real Property and related assets of Lucas located in Cudahy, Wisconsin; (g) the Open End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated March 31, 2004, by Daniel in favor of Agent with respect to the Real Property and related assets of Daniel located in Cleveland, Ohio; (h) the Open-End Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated March 31, 2004, by Daniel in favor of Agent with respect to the Real Property and related assets of Daniel located in Waterbury, Connecticut; (i) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated March 31, 2004, by Parent in favor of Agent with respect to the Real Property and related assets of Parent located at 72 Elm Street, North Attleboro, Massachusetts; (j) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated of even date herewith, by Continental in favor of Agent with respect to the Real Property and related assets of Continental located in Tulsa, Oklahoma and Broken Arrow, Oklahoma; (k) the Charge, dated March 31, 2004, by H&H Canada in favor of Agent with respect to the Real Property and related assets of H&H Canada located in Rexdale, Ontario, Canada; (l) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Amendment No. 23 Effective Date, by Orne Street Trust in favor of Agent with respect to the Real Property and related assets of Orne Street Trust located at 7 Orne Street, North Attleboro, Massachusetts; (m) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Amendment No. 23 Effective Date, by 20 Grant Street Trust in favor of Agent with respect to the Real Property and related assets of 20 Grant Street Trust located at 20 Grant Street, North Attleboro, Massachusetts, and (n) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Amendment No. 23 Effective Date, by 28 Grant Street Trust in favor of Agent with respect to the Real Property and related assets of 28 Grant Street Trust located at 28 Grant Street, North Attleboro, Massachusetts.”

(c) Interpretation.  Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

3.  Grant of Security Interest.  Without limiting the provisions of Section 5 of the Loan Agreement, to secure payment and performance of all Obligations, each Subsidiary Trust hereby grants to Agent, for itself and the benefit of the Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the benefit of the Secured Parties, as security, all of its personal and real property and fixtures, and interests in property and fixtures, whether now owned or hereafter acquired or existing, and wherever located, including:

(a) all Accounts;

(b) all general intangibles, including, without limitation, all Intellectual Property;

(c) all goods, including, without limitation, Inventory and Equipment;

(d) all Real Property and fixtures;

(e) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(f) all instruments, including, without limitation, all promissory notes;

(g) all documents;

(h) all deposit accounts;

(i) all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Borrower or Guarantor now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(l) all commercial tort claims;

(m) to the extent not otherwise described above, all Receivables;

(n) all Records; and

(o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

4.  Assumption of Obligations; Amendments to Guarantees and Financing Agreements.

(a) Each Subsidiary Trust hereby expressly (i) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement and the other Financing Agreements applicable to all Existing Guarantors and as applied to each such Subsidiary Trust, with the same force and effect as if such Subsidiary Trust had originally executed and been an original Guarantor signatory to the Loan Agreement and the other Financing Agreements, (ii) is deemed to make as to itself and Existing Guarantors, and is, in all respects, bound by all representations and warranties made by Existing Guarantors to Agent and Lenders set forth in the Loan Agreement or in any of the other Financing Agreements, (iii) agrees that Agent, for itself and the benefit of Lenders, shall have all rights, remedies and interests, including security interests in and liens upon the Collateral granted to Agent pursuant to Section 3 of this Amendment, under and pursuant to the Loan Agreement and the other Financing Agreements, with respect to such Subsidiary Trust and its properties and assets with the same force and effect as Agent, for itself and the benefit of Lenders, has with respect to Existing Borrowers and their respective assets and properties, as if such Subsidiary Trust had originally executed and had been an original Guarantor signatory, as the case may be, to the Loan Agreement and the other Financing Agreements, and (iv) assumes and agrees to be directly liable to Agent and Lenders for all Obligations under, contained in, or arising pursuant to the Loan Agreement or any of the other Financing Agreements to the same extent as if such Subsidiary Trust had originally executed and had been an original Guarantor signatory, as the case may be, to the Loan Agreement and the other Financing Agreements.

(b) Each Borrower and each Existing Guarantor hereby agrees that the Guarantees, each dated March 31, 2004, by Borrowers and Existing Guarantors in favor of Agent (the “Existing Guarantees”) are hereby amended to include each Subsidiary Trust as an additional guarantor party signatory thereto, and each Subsidiary Trust hereby agrees that the Existing Guarantees are hereby amended to include each Subsidiary Trust as an additional guarantor party signatory thereto.  Each Subsidiary Trust hereby expressly (i) assumes and agrees to be directly liable to Agent and Lenders, jointly and severally with Borrowers and Existing Guarantors, for payment and performance of all Obligations (as defined in each Existing Guarantee), (ii) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Existing Guarantees with the same force and effect as if each Subsidiary Trust had originally executed and been an original party signatory to the Existing Guarantees as a Guarantor, and (iii) agrees that Agent and Lenders shall have all rights, remedies and interests with respect to each Subsidiary Trust and its property under the Existing Guarantees with the same force and effect as if each Subsidiary Trust had originally executed and been an original party signatory as a Guarantor to the Existing Guarantees.

(c) Agent and Lenders acknowledge and agree that in connection with the enforcement of their respective rights and remedies under the Financing Agreements against any Subsidiary Trust, the trustee of such Subsidiary Trust shall not have any personal liability whatsoever to Agent and Lenders.

5.  Authorization to File Financing Statements.  Each Subsidiary Trust hereby irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements indicating as the collateral all now existing or hereafter arising or acquired property and assets of such Subsidiary Trust (or such lesser property and assets as Agent may determine and describing any thereof in such detail and specificity as Agent may determine) naming Agent, as secured party, and such Subsidiary Trust, as debtor, and including any other information with respect to such Subsidiary Trust required under the UCC for the sufficiency of such financing statements or for such financing statements to be accepted by any filing office of such jurisdiction as Agent determines may be applicable, together with any amendments or continuations with respect thereto.  Each Subsidiary Trust also ratifies and approves its authorization for Agent to file any such financing statements which may have been filed by Agent prior to the Amendment No. 18 Effective Date.  In the event that the description of the collateral in any such financing statement with respect to any Subsidiary Trust includes assets that do not constitute Collateral, the filing of such financing statement shall nonetheless be deemed authorized by such Subsidiary Trust to the extent of the collateral included in such description and it shall not render such financing statement ineffective as to any of the Collateral.  Agent is also irrevocably and unconditionally authorized to adopt on behalf of each Subsidiary Trust any symbol required for authenticating any electronic filing.  Nothing contained in this Section should be construed to in any manner limit any other authorization by any Subsidiary Trust of the filing of financing statements by or on Agent’s behalf or for Agent’s benefit.

6.  Conditions Precedent.  The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and the Lenders;

(b) Agent shall have received, in form and substance satisfactory to Agent, Working Capital Amendment No. 23, duly authorized, executed and delivered by Working Capital Agent (on its own behalf and on behalf of the other Working Capital Lenders), Borrowers and Guarantors, which Working Capital Amendment No. 23 shall be in full force and effect on the date hereof;

(c) Agent shall have received, in form and substance satisfactory to Agent, a true and correct copy of any consent, waiver or approval to or of this Amendment which any Borrower or Guarantor is required to obtain from any other Person; and

(d) no Default or Event of Default shall have occurred and be continuing immediately before and after giving effect hereto.

7.  Representations, Warranties and Covenants.  Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which representations and warranties are a continuing condition of the making of Loans to Borrowers:

(a) within one Business Day following the Amendment No. 18 Effective Date, subject to and upon the terms and conditions contained herein and in the Loan Agreement, Agent shall have received such evidence as it reasonably may request that the payments referred to in Section 8(a) of  Working Capital amendment No. 23 have been made;

(b) within forty-five (45) days following the Amendment No. 18 Effective Date (or such later date as Agent shall agree in writing), Borrowers and Guarantors shall deliver or cause to be delivered to Agent the following, in each case in form and substance satisfactory to Agent:

(i)  an opinion of counsel to Borrowers and Guarantors with respect to the matters contemplated by this Amendment, addressed to Agent and Lenders as Agent shall reasonably require;

(ii)  Mortgages relating to the Real Property owned by the Subsidiary Trusts located at 7 Orne Street, North Attleboro, Massachusetts, 28 Grant Street, North Attleboro, Massachusetts, and 20 Grant Street, North Attleboro, Massachusetts, duly authorized, executed and delivered by each Subsidiary Trust;

(iii)  an amendment to each of the Mortgages relating to the Real Property of Borrowers and Guarantors located in (A) Fairfield, Connecticut, (B) Waterbury, Connecticut, (C) Broken Arrow and Tulsa, Oklahoma and (D) Rexdale, Ontario, Canada, in each case duly authorized, executed and delivered by the applicable Borrower or Guarantor;

(iv)  an endorsement to each of the mortgagee title policies issued by Fidelity National Title Insurance Company for the benefit of Agent relating to the Real Property of Borrowers and Guarantors located in (A) Canfield Ohio, (B) Evansville, Indiana, (C) Cudahy, Wisconsin, (D) Broken Arrow and Tulsa, Oklahoma, and (E) Rexdale, Ontario, Canada;

(v)  a Pledge and Security Agreement by H&H Electronic in favor of Agent, duly authorized, executed and delivered by H&H Electronic, granting to Agent a pledge of and lien on all of the beneficial interests of each Subsidiary Trust;

(vi)  an Information Certificate duly authorized, executed and delivered by each Subsidiary Trust in favor of Agent and Lenders;

(vii)  UCC, Federal and State tax lien and judgment searches against each Subsidiary Trust in its jurisdiction of formation, the jurisdiction in which its chief executive office is located and all jurisdictions in which its assets are located;

(viii)  copies of the formation and governing documents of each Subsidiary Trust;

(ix)  a Trustee’s Certificate from each Subsidiary Trust with respect to, among other things, resolutions of the beneficiaries of each Subsidiary Trust approving the execution, delivery and performance by such Subsidiary Trust of the Loan Agreement and the other Financing Agreements; and

(x)  updated certificates of liability insurance, evidence of property insurance and lender’s loss payable endorsements required under the Loan Agreement and the other Financing Agreements for Parent and its Subsidiaries to include each Subsidiary Trust as a Subsidiary of Parent;

(c) each Borrower and Guarantor that is a corporation is duly organized and in good standing under the laws of its jurisdiction of incorporation or formation and is duly qualified as a foreign corporation or trust and in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect;

(d) each Subsidiary Trust is duly organized under the laws of the Commonwealth of Massachusetts;

(e) this Amendment and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment, the “Amendment Documents”), have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders or holders of beneficial interests, as applicable, and is in full force and effect as of the date hereof, and the agreements and obligations of each of the Borrowers and Guarantors contained herein and therein constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles;

(f) the execution, delivery and performance of this Amendment and the other Amendment Documents (i) are all within each Borrower’s and Guarantor’s corporate or trust powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation or formation, by laws, trust agreement, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Working Capital Loan Documents and the Bairnco Loan Documents) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound;

(g) neither the execution and delivery of this Amendment or the other Amendment Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof (i) other than as specifically contemplated by this Amendment or the other Amendment Documents, has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral; (ii) other than as specifically contemplated by this Amendment or the other Amendment Documents, has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower or Guarantor; (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any respect; (iv) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound (including without limitation the Working Capital Loan Documents and the Bairnco Loan Documents), and (v) violates or shall violate any provision of the certificate of incorporation or formation, by-laws, trust agreement or other organizational documentation of any Borrower or Guarantor;

(h) no action of, or filing with, or consent of any Governmental Authority (other than the filing of UCC financing statements with respect to each Subsidiary Trust), and no consent, waiver or approval of any other third party is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment or the other Amendment Documents;

(i) all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

(j) all of the assets and properties of each Subsidiary Trust are owned by it, free and clear of all Liens of any kind, nature or description, except those security interests granted pursuant hereto in favor of Agent, and except for liens and security interests (if any) permitted under the Loan Agreement or the other Financing Agreements, including those created pursuant to Working Capital Amendment No. 23;

(k) all of the beneficial interests of each Subsidiary Trust (i) are noted in its books and records, and (ii) have been duly authorized and validly issued, free and clear of all claims, liens, pledges and encumbrances of any kind, other than those created under this Amendment or Working Capital Amendment No. 23;

(l) as of the Amendment No. 18 Effective Date, each Subsidiary Trust (i) is a nominee trust, duly formed and validly existing under the laws of the Commonwealth of Massachusetts; (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction wherein the character of the properties owned or licensed or the nature of its business makes such licensing or qualification to do business necessary except for those jurisdictions where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; and (iii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and as presently contemplated will be conducted in the future;

(m) Working Capital Amendment No. 23 has been executed and delivered by all parties thereto and is in full force and effect; and

(n) no Default or Event of Default exists or has occurred and is continuing on the date hereof.

8.  General Release.  Each Borrower and Guarantor may have certain Claims (as hereinafter defined) against the Released Parties (as hereinafter defined) regarding or relating to the Loan Agreement or the other Financing Agreements.  Agent, Lenders, Borrowers and Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each Borrower and Guarantor makes the release contained in this Section.  In consideration of Agent’s and Lenders’ entering into this Amendment and agreeing to the substantial concessions as set forth herein, each Borrower and Guarantor hereby fully and unconditionally releases and forever discharges Agent and each Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which such Borrower or Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including on account of or in any way affecting, concerning or arising out of or founded upon this Amendment up to and including the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Loans, the Obligations, the Loan Agreement or any of the other Financing Agreements (collectively, all of the foregoing are the “Claims”).  Each Borrower and Guarantor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by such Borrower or Guarantor against the Released Parties which is not released hereby.  Each Borrower and Guarantor represents and warrants that the foregoing constitutes a full and complete release of all Claims.

9.  Effect of this Agreement.  Except as expressly amended pursuant hereto, no other changes, waivers or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

              10.  Further Assurances.  Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by Agent to effectuate the provisions and purposes hereof.

              11.  Governing Law.  The validity, interpretation and enforcement of this Amendment and the other Amendment Documents (except as otherwise provided therein) any dispute arising out of the relationship between the parties hereto or thereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

              12.  Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

              13.  Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

              14.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

AGENT

STEEL PARTNERS II, LP, as Agent By Steel Partners II GP LLC, Its General Partner

By:	/s/

Title:

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

BORROWERS

HANDY & HARMAN

By:	/s/

Title:

OMG, INC.

By:	/s/

Title:

CONTINENTAL INDUSTRIES, INC.

By:	/s/

Title:

MARYLAND SPECIALTY WIRE, INC.

By:	/s/

Title:

HANDY & HARMAN TUBE COMPANY, INC.

By:	/s/

Title:

CAMDEL METALS CORPORATION

By:	/s/

Title:

CANFIELD METAL COATING CORPORATION

By:	/s/

Title:

[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

MICRO-TUBE FABRICATORS, INC.

By:	/s/

Title:

INDIANA TUBE CORPORATION

By:	/s/

Title:

LUCAS-MILHAUPT, INC.

By:	/s/

Title:

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION

By:	/s/

Title:

SUMCO INC.

By:	/s/

Title:

OMG ROOFING, INC.

By:	/s/

Title:

OMNI TECHNOLOGIES CORPORATION OF DANVILLE

By:	/s/

Title:

[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS

HANDY & HARMAN OF CANADA, LIMITED

By:	/s/

Title:

ELE CORPORATION

By:	/s/

Title:

ALLOY RING SERVICE INC.

By:	/s/

Title:

DANIEL RADIATOR CORPORATION

By:	/s/

Title:

H&H PRODUCTIONS, INC.

By:	/s/

Title:

HANDY & HARMAN AUTOMOTIVE GROUP, INC.

By:	/s/

Title:

HANDY & HARMAN INTERNATIONAL, LTD.

By:	/s/

Title:

[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

HANDY & HARMAN PERU, INC.

By:	/s/

Title:

KJ-VMI REALTY, INC.

By:	/s/

Title:

PAL-RATH REALTY, INC.

By:	/s/

Title:

PLATINA LABORATORIES, INC.

By:	/s/

Title:

SHEFFIELD STREET CORPORATION

By:	/s/

Title:

SWM, INC.

By:	/s/

Title:

WILLING B WIRE CORPORATION

By:	/s/

Title:

[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

THE 7 ORNE STREET NOMINEE TRUST

By:	/s/
Name:
Title:

THE 28 GRANT STREET NOMINEE TRUST

By:	/s/
Name:
Title:

20 GRANT STREET NOMINEE TRUST

By:	/s/
Name:
Title: